SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-A
                              --------


                          AMENDMENT NO. 1 TO
                   REGISTRATION STATEMENT ON FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                         Cullen/Frost Bankers, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


               Texas                                  74-1751768
----------------------------------------  ------------------------------------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


          100 West Houston
          San Antonio, Texas                                   78205
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)


     Securities to be registered pursuant to Section 12 (b) of the Act:


         Title of each class             Name of each exchange on which
         To be so registered             each class is to be registered
         -------------------             ------------------------------

            Common Stock,                    New York Stock Exchange
      Par Value $0.01 Per Share

     Securities to be registered pursuant to Section 12(g) of the Act:

                                  None
                            -----------------
                            (Title of Class)

Item 1:  Description of Registrant's Securities to be Registered

     The securities to be registered hereby are shares of the Common Stock, $0.01 par value per share (the "Common Stock") of Cullen/Frost Bankers, Inc., a Texas corporation (the "Company").

The following amendments to the articles of incorporation were adopted by the shareholders of the Company on May 27, 1998 and filed with the Secretary of State of Texas on June 15, 1998:

Article Four of the Company's Articles of Incorporation was amended to decrease the par value of Common Stock from $5.00 to $0.01


Item 2:  Exhibit

Exhibit
 Number   Description
--------  -----------
   3.1 Articles of Incorporation of Cullen/Frost Bankers, Inc., as amended through May 27, 1998.

                                 	SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      CULLEN/FROST BANKERS, INC.


Dated: August 31, 1998                By:/s/Phillip D. Green
                                         -----------------------
                                         Phillip D. Green
                                         Senior Executive Vice President
                                         And Chief Financial Officer